Exhibit 99.1

Inphi Corporation Announces Q1 2019 Results

Strong Year-over-year Revenue Growth across Multiple Product Lines

SANTA CLARA, Calif., April 30, 2019 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its first quarter ended March 31, 2019.

GAAP Results

Revenue in the first quarter of 2019 was $82.2 million on a U.S. generally accepted accounting principles (GAAP) basis, up 36.7% year-over-year, compared with $60.1 million in the first quarter of 2018. The increase was due to higher demand for both telecom and datacenter products.

Gross margin under GAAP in the first quarter of 2019 was 57.9%, compared with 54.1% in the first quarter of 2018. The increase in gross margin primarily reflects a change in the product mix.

GAAP operating loss in the first quarter of 2019 was $15.5 million or (18.8%) of revenue, compared to GAAP operating loss in the first quarter of 2018 of $28.0 million or (46.5%) of revenue. The decrease in operating loss was mainly due to higher revenue.

GAAP net loss for the first quarter of 2019 was $22.7 million or ($0.51) per common share, compared with $23.0 million or ($0.53) per common share in the first quarter of 2018.

Inphi reports gross margin, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP, gross margin, operating expenses, net income, earnings per share, as well as a description of the items excluded from the non-GAAP calculations is included in the financial statements portion of this press release.

Non-GAAP Results

Gross margin on a non-GAAP basis in the first quarter of 2019 was 70.7%, compared with 66.4% in the first quarter of 2018. The increase was due to a change in product mix.

Non-GAAP operating income in the first quarter of 2019 was $15.6 million, compared with non-GAAP operating loss of $2.1 million in the first quarter of 2018. The increase is primarily due to higher revenue.

Non-GAAP net income in the first quarter of 2019 was $15.4 million, or $0.33 per diluted common share. This compares with non-GAAP net loss of $2.0 million, or ($0.05) per diluted common share in the first quarter of 2018.

“Year-over-year revenue growth of 37% coupled with Non-GAAP gross and net operating margin expansion resulted in Q1 Non GAAP EPS that exceeded the midpoint of our outlook by $0.05,” said Ford Tamer President and CEO of Inphi Corporation. “Our strong Q1 benefited from robust demand for both Telecom products, Coherent M200 DSPs, TiAs and drivers as well as the Data Center 50, 100, 200 and 400G PAM4 DSPs, TiAs and drivers. We also benefited from the start of the 5G backhaul infrastructure buildup.”

Business Outlook

The following statements are based on the Company’s current expectations for the second quarter of 2019. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and non-GAAP outlook is included at the end of this press release.

●	Revenue in Q2 2019 is expected of $86.8 million to $90.8 million.
●	GAAP gross margin of approximately 57.9% to 59.4%.
●	Non-GAAP gross margin is expected to be approximately 70.0%.
●	Stock-based compensation expense in the range of $19.0 million to $20.0 million.
●	GAAP net loss is expected to be in a range between $18.0 million to $23.9 million, or ($0.40) to ($0.53) per basic share, based on 45.329 million estimated weighted average basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles related to acquisitions and noncash interest on convertible debt, to be in the range of $15.8 million to $20.5 million, or $0.34 to $0.44 per weighted average diluted share, based on 47.1 million estimated Non-GAAP weighted average diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss the first quarter 2019 results.

The call can be accessed by dialing (765) 507-2591, participant passcode: 6098083. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data - fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2019, including with respect to the second quarter of 2019, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations regarding growth opportunities and increase in market share, increasing demand in Q2, growth inside data centers, success of new product introductions, customer relationships and design wins and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of target markets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in demand, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2018, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$82,223	$60,136
Cost of revenue	34,592	27,590

Gross margin	47,631	32,546

Operating expenses:
Research and development	44,399	42,938
Sales and marketing	11,879	11,342
General and administrative	6,833	6,218

Total operating expenses	63,111	60,498

Loss from operations	(15,480)	(27,952)

Interest expense, net of other income	(6,045)	(3,300)

Loss from operations before income taxes	(21,525)	(31,252)
Provision (benefit) for income taxes	1,220	(8,261)

Net loss	$(22,745)	$(22,991)

Earnings per share:
Basic	$(0.51)	$(0.53)
Diluted	$(0.51)	$(0.53)

Weighted-average shares used in computing earnings per share:
Basic	44,451,392	42,998,819
Diluted	44,451,392	42,998,819

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended March 31,
	2019	2018
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$805	$569
Research and development	10,732	8,498
Sales and marketing	4,148	3,242
General and administrative	3,073	2,244

	$18,758	$14,553

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$217,848	$172,018
Short-term investments in marketable securities	211,006	235,339
Accounts receivable, net	58,055	61,271
Inventories	31,739	33,052
Prepaid expenses and other current assets	10,782	9,600
Total current assets	529,430	511,280

Property and equipment, net	68,704	70,740
Goodwill	104,502	104,502
Intangible assets, net	164,621	180,447
Right of use asset, net	9,901	-
Other noncurrent assets	22,250	22,904
Total assets	$899,408	$889,873

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$13,025	$15,891
Accrued expenses and other current liabilities	46,246	43,120
Deferred revenue	5,859	5,432

Total current liabilities	65,130	64,443

Convertible debt	454,624	447,825
Other liabilities	16,300	10,911
Total liabilities	536,054	523,179

Stockholders’ equity:
Common stock	45	44
Additional paid-in capital	555,021	536,157
Accumulated deficit	(192,641)	(169,896)
Accumulated other comprehensive income	929	389
Total stockholders’ equity	363,354	366,694

Total liabilities and stockholders’ equity	$899,408	$889,873

INPHI CORPORATION

RECONCILIATION OF GAAP  TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, non-cash interest expense related to convertible debt, unrealized gain or loss on equity investments and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP  NET INCOME TO NON-GAAP NET INCOME

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019		2018
GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$47,631		$32,546
Adjustments to GAAP gross margin:
Stock-based compensation	805	(a)	569	(a)
Acquisition related expenses	-		11	(b)
Amortization of intangibles	9,724	(c)	6,699	(c)
Depreciation on step-up values of fixed assets	(12	) (d)	(14	) (d)
Restructuring expenses	-		105	(e)
Non-GAAP gross margin	$58,148		$39,916

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$44,399		$42,938
Adjustments to GAAP research and development:
Stock-based compensation	(10,732	) (a)	(8,498	) (a)
Acquisition related expenses	-		(305	) (b)
Depreciation on step-up values of fixed assets	(87	) (d)	(133	) (d)
Restructuring expenses	-		(885	) (e)
Non-GAAP research and development	$33,580		$33,117

GAAP sales and marketing	$11,879		$11,342
Adjustments to GAAP sales and marketing:
Stock-based compensation	(4,148	) (a)	(3,242	) (a)
Acquisition related expenses	-		(142	) (b)
Amortization of intangibles	(2,431	) (c)	(2,431	) (c)
Depreciation on step-up values of fixed assets	(3	) (d)	(23	) (d)
Restructuring expenses	-		(359	) (e)
Non-GAAP sales and marketing	$5,297		$5,145

GAAP general and administrative	$6,833		$6,218
Adjustments to GAAP general and administrative:
Stock-based compensation	(3,073	) (a)	(2,244	) (a)
Acquisition related expenses	-		(3	) (b)
Amortization of intangibles	(116	) (c)	(116	) (c)
Depreciation on step-up values of fixed assets	(5	) (d)	41	(d)
Restructuring expenses	-		(133	) (e)
Non-GAAP general and administrative	$3,639		$3,763

Non-GAAP total operating expenses	$42,516		$42,025
Non-GAAP income (loss) from operations	$15,632		$(2,109)

GAAP net loss to Non-GAAP net income
GAAP net loss	$(22,745)		$(22,991)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	18,758	(a)	14,553	(a)
Acquisition related expenses	-		461	(b)
Amortization of intangibles related to purchase price	12,271	(c)	9,246	(c)
Depreciation on step-up values of fixed assets	83	(d)	101	(d)
Restructuring expenses	-		1,482	(e)
Accretion and amortization expense on convertible debt	6,799	(f)	6,330	(f)
Unrealized gain on equity investment	(272	) (g)	(3,022	) (g)
Valuation allowance and tax effect of the adjustments above from GAAP to non-GAAP	516	(h)	(8,130	) (h)
Non-GAAP net income (loss)	$15,410		$(1,970)

Shares used in computing non-GAAP basic earnings per share	44,451,392		42,998,819

Shares used in computing non-GAAP diluted earnings per share	46,137,189		42,998,819

Non-GAAP earnings per share:
Basic	$0.35		$(0.05)
Diluted	$0.33		$(0.05)

GAAP gross margin as a % of revenue	57.9%		54.1%
Stock-based compensation	1.0%		0.9%
Amortization of inventory fair value step-up and intangibles	11.8%		11.4%
Non-GAAP gross margin as a % of revenue	70.7%		66.4%

(a)

Reflects the stock-based compensation expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the legal, transition costs and other expenses related to acquisition. The transition costs also include short-term cash retention bonus payments to ClariPhy employees that were part of the merger agreement when the Company acquired ClariPhy. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the fair value amortization of intangibles related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects restructuring expenses incurred. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the unrealized gain or loss on equity investments. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP  TO NON-GAAP MEASURES -SECOND QUARTER 2019 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending June 30, 2019
	High	Low
Estimated GAAP net loss	$(18,000)	$(23,900)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	19,000	20,000
Amortization of intangibles	12,300	12,300
Amortization of convertible debt interest cost	6,800	6,800
Tax effect of GAAP to non-GAAP adjustments	400	600
Estimated non-GAAP net income	$20,500	$15,800

Shares used in computing estimated non-GAAP diluted earnings per share	47,100,000	47,100,000

Estimated non-GAAP diluted earnings per share	$0.44	$0.34

Revenue	$90,800	$86,800

GAAP gross margin	$53,950	$50,240
as a % of revenue	59.4%	57.9%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation	800	800
Fixed assets depreciation step up	(20)	(20)
Amortization of intangibles	9,740	9,740
Estimated non-GAAP gross margin	$64,470	$60,760
as a % of revenue	71.0%	70.0%